Exhibit 23.2

KPMG LLP BNY Mellon Center Suite 3400 500 Grant Street Pittsburgh, PA 15219-2598

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 25, 2021, with respect to the consolidated financial statements of TriState Capital Holdings, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Pittsburgh, Pennsylvania
May 17, 2021